Exhibit 20.1

SUBSCRIPTION FOR DEBENTURES

TO:	LEXARIA CORP. (the "Corporation")
C/O W.L. MacDonald Law Corporation, Suite 400 – 570 Granville Street
Vancouver, BC V6C 3P1 Fax: (604) 681-4760

(for Canadian, U.S. and Non-U.S. Investors)

The undersigned (hereinafter referred to as the "Subscriber") hereby subscribes for and agrees to purchase one or more secured convertible debentures (each, a “Debenture” and collectively the “Debentures”) of the Corporation, in the form attached hereto as Schedule “D”, for the aggregate subscription price set forth below upon and subject to the terms and conditions set forth in Schedule “D” and in the "Terms and Conditions of Subscription for Debentures of Lexaria Corp.” attached hereto (together with this page and the attached Schedules, the “Subscription” or "Subscription Agreement").

The Debenture is due one year from the date of issuance (the “Maturity Date”) and is repayable in full with accrued interest at 12% per annum on maturity. The Holder may at any time during the term of the Debenture convert all or part into equity at a conversion price of US$0.35 per unit (each, a “Unit”), subject to forced conversion as set out in the Debenture. Each Unit consists of one Common Share (“Share”) and one non-transferable share purchase warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder to purchase one additional Share (each, a “Warrant Share”) at an exercise price of US$0.40 per Warrant (the “Exercise Price”) from the earlier of (i) the Maturity Date or (ii) one year after the conversion of the Debenture. The Debenture, the Units, the Shares, the Warrants and the Warrant Shares are collectively referred to as the "Securities".

The Debentures are secured by the Corporation’s working interest and production in the PP F-12-7 well to be drilled in the field known as and located at Belmont Lake, Mississippi. The Notes are secured secondarily by the Issuer’s working interest and production in the PP F-12-4 and PP F-12-5 wells, subordinate to all other debt claims existing against the PP F-12-4 and PP F-12-5 wells as of December 1, 2011. No other assets of the Corporation are secured by the Debentures.

The Debentures are part of a non-brokered offering for minimum gross proceeds of US $200,000 and maximum gross proceeds of US $250,000.

Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Corporation.

The Debentures are secured by the Corporation’s working interest and production in and only in the PP F-12-4 and PP F-12-5 wells located at Belmont Lake, Mississippi. No other assets of the Corporation are secured by the Debentures.

The Debentures are part of a non-brokered offering for minimum gross proceeds of US $300,000 and maximum gross proceeds of US $1,500,000.

Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Corporation.

Details of Subscriber:

(Name of Subscriber - please print)
By:	Principal Amount of Debentures: $100,000
(Authorized Signature)	(the “Subscription Price”)

Details of Beneficial Purchaser (if not the same as

(Official Capacity or Title - please print)	Subscriber):

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)	(Name of Beneficial Purchaser)

(Subscriber's Address)	(Beneficial Purchaser’s Address)

(Subscriber's Address)	(Beneficial Purchaser’s Telephone Number)

(Telephone Number) (E-Mail Address)	SIN/Tax ID No.

SIN/Tax ID No.

- ii -

Register the Debentures as set forth below:	Deliver the Debentures as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address	(Address)

(Address)

Present Ownership of Securities

The Subscriber either [check appropriate box]:

[ ]	does not own directly or indirectly, or exercise control or direction over, any common shares of the Corporation (“Shares”) or securities convertible into Shares; or

[ ]	owns directly or indirectly, or exercises control or direction over, Shares and convertible securities entitling the holder thereof to acquire an additional Shares.

Insider Status

The Subscriber either [check appropriate box]:

[ ]	is an “Insider” of the Corporation, namely: “Insider” means:

	(a)	a director or senior officer of the Corporation;

	(b)	a director or senior officer of a person that is itself an insider or subsidiary of the Corporation;

	(c)	a person that has

(i) direct or indirect beneficial ownership of;

(ii) control or direction over; or

(iii) a combination of direct or indirect beneficial ownership of and of control or direction over securities of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

	(d)	the Corporation itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities; or

[ ]	is not an Insider of the Corporation.

Member of “Pro Group”

The Subscriber either [check appropriate box]:

[ ]	is a Member of the “Pro Group” as defined in the Rules of the Exchange,

[ ]	is not a member of the Pro Group.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

- iii -

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation are true and correct in all material respects as of the Closing Date (as defined herein) and that the Subscriber is entitled to rely thereon, and on the terms, conditions and covenants contained in this Subscription Agreement.

_________________________, 2011

LEXARIA CORP.

By:

The Securities will be subject to a hold period under the applicable Securities Laws of the Selling Jurisdictions in Canada of four month and a day from the Closing Date and the certificates evidencing the Securities will bear a legend to that effect, as applicable. Consequently, the Securities may only be resold during such period in accordance with appropriate statutory exemptions from the prospectus requirements of the applicable Securities Laws of the Selling Jurisdictions in Canada or if appropriate consents or discretionary orders have been obtained. The Subscriber is advised to consult its own legal advisors in this regard.

The Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and are being offered and sold within the United States only to Accredited Investors (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act). Prospective subscribers of the Securities in the United States are hereby notified that the seller of the Securities is relying upon the exemption from the provisions of Section 5 of the U.S. Securities Act provided in Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D under the U.S. Securities Act for non-public offerings. The Securities offered hereby are not transferable except in accordance with the restrictions described herein.

TERMS & CONDITIONS OF THE SUBSCRIPTION FOR
DEBENTURES IN LEXARIA CORP.

1.     Defined Terms.

In addition to the terms defined throughout this Subscription Agreement, the following capitalized terms used in this Subscription Agreement have the following meanings:

“Accredited Investor Status Certificate” means the Accredited Investor Status Certificate attached hereto as Schedule “A”;

“Business Day” means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia;

“Closing” refers to the completion of the purchase and sale of the Debentures, and if the purchase and sale occurs in two or more tranches, the completion of each shall be a "Closing" and although the Corporation reserves the right to add additional closings if it deems it to be in the Corporation’s best interests, the “Closing” is scheduled for December 1, 2011;

“Closing Date” means that day that the Closing occurs;

“Closing Time” means 9:00 a.m. (Vancouver time) or such other time as the Corporation may determine; “Debentures” has the meaning set out on the face page hereof; “Exchange” means the Canadian National Stock Exchange; “NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions;

“Offering” means the offering by the Corporation of a minimum of US $200,000 and a maximum of US $250,000 in the principal amount of Debentures;

“OTCBB” means the Over the Counter Bulletin Board;

“SEC” means the United States Securities and Exchange Commission;

“Securities” where used in this Subscription Agreement means the Debenture, the Units, the Shares, the Warrants and the Warrant Shares;

“Securities Laws” means, collectively, the securities laws, regulations, rules and forms, and the blanket orders, rulings, notices and policies and written interpretations of, and multilateral or national instruments adopted by, the Securities Regulators of each Selling Jurisdiction or, as the context may require, any one or more of the Selling Jurisdictions;

“Securities Regulators” means the securities commissions or other securities regulatory authorities of each Selling Jurisdiction or the relevant Selling Jurisdiction as the context so requires;

“Selling Jurisdictions” means each of the Provinces of British Columbia, Alberta and Ontario, the United States and such other jurisdictions which are determined by the Corporation; and “Selling Jurisdiction” means, in the case of any subscriber, the jurisdiction in which such subscriber is resident;

“Shares” means the common shares issuable by the Corporation to the Subscribers of the Debentures upon conversion of the Debentures;

“Subscription Agreement” means this subscription agreement and the Schedules attached hereto;

"Units" means units of the Corporation consisting of one Share and one non-transferable Warrant issuable by the Corporation to the Subscribers of the Debentures upon conversion of the Debentures;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Accredited Investor Certificate” means the U.S. accredited investor certificate required to be completed by U.S. Subscribers, in the form attached hereto as Schedule “B”;

“U.S. Person” means a “U.S. person”, as defined in Rule 902 of Regulation S promulgated under the U.S. Securities Act, which definition includes, but is not limited to, any individual resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, and any estate or trust of which any executor, administrator or trustee, respectively, is a U.S. person.

“U.S. Subscriber” means (a) any U.S. Person or person purchasing the Debentures in the United States, (b) any person purchasing the Debentures on behalf of any U.S. Person or person in the United States, (c) any person that receives or received an offer of the Securities while in the United States, and (d) any person that is in the United States at the time the subscriber’s buy order was made or this Subscription Agreement was executed or delivered;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrants” means each whole share purchase warrant issuable by the Corporation to the Subscribers of the Debentures upon conversion of the Debentures, with each Warrant being exercisable into a Share; and

“Warrant Share” means a Share in the capital of the Corporation issuable upon exercise of a Warrant.

All references herein to monetary amounts are to lawful money of the United States of America, unless otherwise specified.

2.     Delivery. Return this subscription and all Forms to the office of the Corporation at #950 – 1130 West Pender Street, Vancouver, B.C., V6E 4A4 and payment for the total subscription price by way of certified cheque, bank draft or wire transfer pursuant to the wiring instructions attached hereto as Schedule “C” as soon as possible and, in any event, not later than 12:00 noon (Vancouver time) on the date that is two (2) business days prior to the Subscription Date, with the following:.

(a)	a completed and duly executed copy of this Subscription Agreement;

(b)	a completed and duly executed copy of the Accredited Investor Status Certificate attached hereto as Schedule “A”;

(c)	if the Subscriber is a U.S. Subscriber, a completed and duly executed copy of the U.S. Accredited Investor Certificate which is attached to the Subscription Agreement as Schedule “B”;

(d)	all other documents as may be required.

3.     Description of Offering and Process of Offering

(a)

The Offering. The Corporation is offering (the “Offering”) Debentures in the principal amount of minimum gross proceeds of US $200,000 and maximum gross proceeds of US $250,000. The Debenture is non-transferable and is due on the Maturity Date.

(b)	The Debentures shall have the following terms:

(i)

Maturity. Subject to full conversion or earlier repayment as provided for herein, the outstanding principal amount of the Debentures shall mature and become due and payable on the date which is two years from the date of issuance (the “Maturity Date”).

(ii)

Interest. Interest shall accrue on the outstanding principal amount from time to time of the Debentures at a rate of 12% per annum calculated on a simple basis payable monthly, in arrears. Subject to conversion, redemption or earlier repayment as provided for herein, accrued but unpaid interest shall become due and payable on the Maturity Date.

(iii)

Security. Repayment of the outstanding principal amount of the Debentures and any accrued but unpaid interest thereon shall be secured by the Corporation’s working interest and production in the PP F-12-7 well to be drilled in the field known as and located at Belmont Lake, Mississippi. The Notes are secured secondarily by the Issuer’s working interest and production in the PP F-12-4 and PP F-12-5 wells, subordinate to all other debt claims existing against the PP F-12-4 and PP F-12-5 wells as of December 1, 2011. No other assets of the Corporation are secured by the Debentures.. The specifics of this shall be set out in a general security agreement to be entered into between the Corporation and the Debentureholders.

(iv)

Conversion of Debenture. Subject to forced conversion or earlier repayment, the outstanding principal amount and any accured interest thereon of a Debenture may be converted at the sole option of the Debentureholder, at any time and from time to time prior to the Maturity Date into Units of the Corporation at the price of US $0.35 per Unit. Each Unit is comprised of one Share and one non-transferable Warrant. Each Warrant entitles the holder to purchase one additional Share at an exercise price of US $0.40 per Warrant from the earlier of (i) the Maturity Date or (ii) one year after the conversion of the Debenture.

(v)

Effective Date of Conversion. Conversion of the principal amount of Debenture or any accrued but unpaid interest thereon shall be deemed to occur on the presentation and surrender to the Corporation of the original Debenture Certificate and a duly completed and executed "Notice of Conversion" in the form attached to the Debenture Certificate. On the date of deemed conversion, the amount of principal or interest, as applicable, subject to conversion shall be deemed repaid and thereafter the persons entitled to the Shares and Warrants, as applicable, upon such conversion shall be deemed to be the holders of record for such securities.

(vi)

Partial Conversion. In the event of a partial conversion, the Corporation shall prepare and deliver a certificate representing the unconverted balance of the partially converted Debenture. In the event of a partial conversion of interest, the Corporation shall deliver a written statement reconciling the amount of interest owing in respect of the Debenture both before and after the conversion of interest.

(vii)

Early Redemption. The Corporation may, at its sole discretion, repay any or all of the Debenture in cash, at a redemption price initially equal to 104% of the principal amount of the Debenture plus any accrued but unpaid interest thereon, with such premium increasing by 1% quarterly to a maximum of 108% of par.

(viii)

Forced Conversion of Debenture. In the event that (the "Debenture Acceleration Event") the Corporation’s common shares, at any time after 4 months have elapsed from the Closing, are quoted on the OTCBB at a price of US$0.75 or more for a period of 20 consecutive trading days, the Corporation may thereafter automatically convert the principal amount of the Debenture including all unpaid but accrued interest into Units of the Corporation. The Debenture will be automatically exercised (without any further action on the part of the holder thereof) into Units. The Corporation shall issue to the Debenture-holders a written notice advising of the conversion of the Debentures.

(ix)

Forced Conversion of Warrant. Subject to the conversion of the Debenture, in the event that (the "Warrant Acceleration Event") the Corporation’s common shares, at any time after 4 months have elapsed from the Closing, are quoted on the OTCBB at a price of US$0.75 or more for a period of 20 consecutive trading days, the Corporation may thereafter issue to the Debenture-holders a written notice advising of the accelerated expiry of the Warrants. Such written notice shall identify in reasonable detail the particulars of the Acceleration Event and identify the date (the "Warrant Accelerated Expiry Date") set for accelerated expiry, which in no event shall be less than 30 days after the mailing date of the written notice. For greater certainty, all Warrants shall expire and be of no further force or effect as of 4:30 pm (Pacific Time) on the Accelerated Expiry Date.

(c)	The Debentures are subject to the terms and conditions as set forth in Schedule “D”.

(d)	The subscriber acknowledges and agrees that finder’s fees may be paid in respect of this subscription in accordance with the policies of the Exchange.

4.     Payment.

(a)

The Subscription Proceeds must accompany this Subscription Agreement. The Subscriber authorizes the Corporation’s lawyers to deliver the Subscription Proceeds to the Corporation if the Subscription Proceeds are delivered to the Corporation’s lawyers, without further instructions required.

(b)

The Subscriber acknowledges and agrees that this Subscription Agreement and any other documents delivered in connection herewith will be held by the Corporation’s lawyers on behalf of the Corporation. In the event that this Subscription Agreement is not accepted by the Corporation for whatever reason within 90 days of the delivery of an executed Subscription Agreement by the Subscriber, or the minimum offering amount is not achieved by that time, this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement without interest or deduction.

(c)

Where the Subscription Proceeds are paid to the Corporation, the Corporation may treat the Subscription Proceeds as a non-interest bearing loan for up to 30 days and may use the Subscription Proceeds prior to this Subscription Agreement being accepted by the Corporation.

(d)

The Subscriber must complete, sign and return to the Corporation an executed copy of this Subscription Agreement, the questionnaires attached hereto as Schedule A and B and any other schedules attached hereto.

(e)

The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTCBB, the Exchange and applicable law.

5.     Closing. The Closing will be held at the offices of Lexaria Corp, Suite 950 – 1130 West Pender Street, Vancouver, British Columbia at the Closing Time on the Closing Date.

Subscribers must complete and execute this subscription and all applicable Forms hereto (please see the Instructions listed on page 6 hereof) and return them to the Corporation and payment for the total subscription price by way of wire transfer pursuant to the wiring instructions attached hereto as Schedule “C”. The Corporation will then issue and sell the Subscriber’s Debenture and cause a definitive certificate representing the Debenture so issued and registered in accordance with this Subscription Agreement to be delivered in accordance with this Subscription Agreement.

The Subscriber acknowledges that the certificates representing Debentures will be available for delivery upon Closing provided that the Subscriber has satisfied the requirements of Sections 2 through 4 hereof and the Corporation has accepted this Subscription Agreement.

6.     Subscriber’s Acknowledgements. The Subscriber acknowledges and agrees (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder) with the Corporation (which acknowledgements and agreements shall survive the Closing) that:

(a)

no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Securities;

(b)

the sale and delivery of the Securities is conditional upon such sale being exempt from the prospectus filing and registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Securities under the Securities Laws;

(c)

the Securities are subject to resale restrictions under the Securities Laws and are otherwise subject to all of the terms, conditions and provisions of this Subscription Agreement and the Subscriber (and, if applicable, others for whom it is contracting hereunder) will comply with all relevant Securities Laws concerning any resale of the Securities and, if deemed necessary by the Subscriber, will consult with its legal advisors with respect to complying with all restrictions applying to such resale;

(d)

none of the Securities have been or will be registered under the U.S. Securities Act or the securities laws of any state and the Securities may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Securities;

(e)	the Subscriber acknowledges that the Corporation has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(f)

the Subscriber (and, if applicable, others for whom it is contracting hereunder) may not offer, sell or transfer the Securities within the United States or to, or for the account or benefit of, a U.S. Person, unless the Securities are registered under the U.S. Securities Act and the securities laws of all applicable states or an exemption from such registration requirement is available;

(g)

the purchase of the Securities has not been made through or as a result of any general solicitation or general advertising or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and the distribution of the Securities has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display or as part of a general solicitation;

(i)

the decision to execute this Subscription Agreement and purchase the Debentures agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation and such decision is based solely upon a review of publicly available information regarding the Corporation available on the website of the United States Securities and Exchange Commission (the "SEC") available at www.sec.gov and on the System for Electronic Document Analysis and Retrieval website available at www.sedar.com and (the "Company Information");

(h)

no prospectus or offering memorandum within the meaning of the Securities Laws has been delivered to or summarized for or seen by the Subscriber (and, if applicable, others for whom it is contracting hereunder) in connection with the Offering and the Subscriber (and, if applicable, others for whom it is contracting hereunder) is not aware of any prospectus or offering memorandum having been prepared by the Corporation;

(i)

it has not received, nor has it requested, nor does it have any need to receive, any offering memorandum (as defined by applicable securities legislation) or any other document (other than financial statements or any other continuous disclosure documents, the contents of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective subscribers in order to assist them in making an investment decision in respect of the Securities, and it has not become aware of any advertisement including without limitation in printed media of general and regular paid circulation or on radio or television with respect to the distribution of the Securities;

(j)

in purchasing the Securities, the Subscriber (and, if applicable, others for whom it is contracting hereunder) has relied solely upon publicly available information relating to the Corporation, this Subscription Agreement and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation, or any employee, agent or affiliate thereof or any other person associated therewith. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom the Subscriber is contracting hereunder, acknowledges that the decision to purchase the Securities was made on the basis of currently available public information and this Subscription Agreement;

(k)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Corporation in connection with the sale of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Corporation;

(l)

the books and records of the Corporation were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Subscribers during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s attorney and/or advisor(s);

(m)

by execution of this Subscription Agreement the Subscriber has waived the need for the Corporation to communicate its acceptance of the purchase of the Securities pursuant to this Subscription Agreement;

(n)

all information which the Subscriber has provided to the Corporation in the questionnaires are correct and complete as of the date the questionnaires are signed, and if there should be any change in such information prior to the Subscription being accepted by the Corporation, the Subscriber will immediately provide the Corporation with such information;

(o)

the Corporation is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement and in the questionnaires, and the Subscriber will hold harmless the Corporation from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Subscription Agreement or the questionnaires;

(p)	the Corporation may pay to finders that introduce purchasers to the Corporation a finder's fee in accordance with the policies of the Exchange, payable in cash or Securities of the Corporation.

(q)	the Securities are being offered for sale on a “private placement” basis;

(r)

the Subscriber (or, if applicable, others for whom it is contracting hereunder) is solely responsible for obtaining such tax and legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein and in the Section below entitled “Representations, Warranties and Covenants”);

(s)

in accepting this Subscription Agreement, the Corporation is relying upon the representations and warranties and acknowledgements of the Subscriber set out herein including, without limitation, in connection with determining the eligibility of the Subscriber or (if applicable) the eligibility of others on whose behalf the Subscriber is contracting hereunder to purchase Securities under the Securities Laws. The Subscriber hereby agrees to notify the Corporation immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber or to any beneficial purchaser contained in this Subscription Agreement which takes place prior to Closing;

(t)	the Securities are subject to the terms, conditions and provisions of this Subscription Agreement (including the schedules hereto) and the constating documents of the Corporation;

(u)

the certificates evidencing the Securities will bear a legend regarding restrictions on transfer as required pursuant to applicable Securities Laws, including applicable federal and state securities laws of the United States, and requirements of the Exchange;

(v)

the Corporation has advised the Subscriber, through this Subscription Agreement, that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Laws or other applicable securities legislation and, as a consequence of acquiring Securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Laws or other applicable securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber; and

(w)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase the Securities;

	(ii)	that any person will refund the purchase price of the Securities; or

	(iii)	as to the future price or value of any of the Securities.

7.     Representations, Warranties and Covenants. The Subscriber hereby represents and warrants to, and covenants with (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder) the Corporation (and acknowledges that the Corporation is relying on them), which representations, warranties and covenants shall survive the Closing, that as at the execution date of this Subscription Agreement and the Closing Date:

(a)

the Subscriber and any beneficial purchaser for whom it is acting are resident in the province or jurisdiction set out on the first or second page of this Subscription Agreement above as the “Subscriber’s Address” or the “Beneficial Purchaser’s Address”, as the case may be;

(b)

the Subscriber is purchasing the Securities as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities or is deemed to be purchasing as principal under Securities Laws;

(c)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(d)

the Subscriber has made an independent examination and investigation of an investment in the Securities and the Corporation and has depended on the advice of its legal and financial advisors and agrees that the Corporation will not be responsible in anyway whatsoever for the Subscriber’s decision to invest in the Securities and the Corporation;

(e)

all information contained in the questionnaires are complete and accurate and may be relied upon by the Corporation and the Subscriber will notify the Corporation immediately of any material change in any such information occurring prior to the closing of the purchase of the Securities;

(f)

it understands and agrees that none of the Securities have been registered under the 1933 Act or any state securities laws, and, unless so registered, none may be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as defined herein) except pursuant to an exemption from, or in a transaction not subject to, the Registration Requirements of the 1933 Act and in each case only in accordance with state securities laws;

(g)

it is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Subscriber has not subdivided his interest in the Securities with any other person;

(h)

the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(i)

the Subscriber is an “accredited investor” within the meaning of NI 45-106 and it specifically represents and warrants that one or more of the categories set forth in the Accredited Investor Status Certificate attached as Schedule “A” hereto correctly, and in all respects, describes the Subscriber and will describe the Subscriber at Closing, and the Subscriber has so indicated by marking the box next to the category which so describes it and duly executing and delivering the Accredited Investor Status Certificate herewith;

(j)

unless the Subscriber is a U.S. Subscriber that has completed and delivered a U.S. Accredited Investor Certificate in the form attached as Schedule “B” hereto (in which case the representations, warranties and covenants of the Subscriber made therein are incorporated herein by reference), the Subscriber acknowledges and agrees that the offer to purchase the Securities was not made to the Subscriber when the Subscriber was in the United States or when the Subscriber was a U.S. Person and at the time the Subscriber’s subscription for Securities was delivered to the Corporation, the Subscriber was outside the United States and was not a U.S. Person and that:

(i)

the Subscriber is not and will not be purchasing the Securities, directly or indirectly, for the account or benefit of a U.S. Person or any person in the United States and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

		A.	the transfer or assignment of any rights or interests in any of the Securities;

		B.	the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription Agreement; or

		C.	the voting of the Securities;

(ii)

the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act and applicable state securities laws; and

	(iii)	the Subscriber has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons, except in compliance with the U.S. Securities Act;

(k)

if the address of the Subscriber provided in this Subscription Agreement is in a jurisdiction outside of British Columbia, the Subscriber certifies that the Subscriber (or beneficial purchaser, if applicable) is not resident in British Columbia;

(l)	the Subscriber acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

	(ii)	there is no government or other insurance covering the Securities;

	(iii)	there are risks associated with the purchase of the Securities;

(iv)

there are restrictions on the Subscriber’s (or beneficial purchaser’s, if applicable) ability to re-sell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Securities pursuant to an exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission and damages, will not be available to the Subscriber;

(m)

neither the Subscriber nor any party on whose behalf it is acting has been created or is being used primarily to permit the purchase of the Securities without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

(n)

if the Subscriber is an individual, the Subscriber has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto, and if the Subscriber is not an individual, this Subscription Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the undersigned, and if the Subscriber is a corporation, it has been duly incorporated and validly exists under the laws of its jurisdiction of incorporation or continuance and that this Subscription Agreement has been duly authorized by all necessary corporate action and constitutes a legal and binding agreement of the corporation;

(o)

the Subscriber is capable of assessing and evaluating the risks and merits of this investment as a result of the Subscriber’s financial, investment or business experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and the Subscriber or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic loss of its investment;

(p)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(q)

the delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Securities to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and will not cause the Corporation to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws;

(r)

the Subscriber is not a “control person” of the Corporation as defined in the applicable Securities Laws, will not become a “control person” by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Corporation;

(s)	neither the Subscriber nor any party on whose behalf it is acting is an investment club;

(t)

the Subscriber (or, if applicable, others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or, if applicable, others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(u)

the Subscriber has no knowledge of a “material fact” or “material change” (as those terms are defined in the applicable Securities Laws) in the affairs of the Corporation that has not been generally disclosed to the public;

(v)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound or the termination of any such agreement;

(w)

the Subscriber will execute and deliver within the approved time periods, all documentation as may be required by applicable Securities Laws, the rules and policies of the Exchange and any other applicable law to permit the purchase of the Securities on terms herein set forth;

(x)

if required by applicable Securities Laws, the rules and policies of the Exchange and any other applicable law the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Securities as may be required; and

(y)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities;

	(ii)	that any person will refund the purchase price of any of the Securities;

	(iii)	as to the future price or value of any of the Securities; or

	(iv)	that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Corporation on any stock exchange or automated dealer quotation system, except that the currently the Corporation’s stock is quoted on the Exchange and the OTCBB.

8.     Covenants of the Corporation. The Corporation covenants and agrees with the Subscriber as follows and acknowledges that the Subscriber is relying on such representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	the Corporation will promptly comply with all material filing and other requirements under all applicable Securities Laws; and

(b)	on the Closing Date, the Corporation will have taken all necessary steps to duly and validly create the Securities for issuance upon receipt of payment in full therefore.

9.     Further Subscriber Acknowledgements. The Subscriber acknowledges and agrees that the foregoing representations, warranties and covenants are made by it with the intention that they may be relied upon by the Corporation and its legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the Securities on the Closing Date, it shall be representing and warranting that the Subscriber has complied with all covenants required to be complied with at the Closing Date and the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the time of Closing and that the representations and warranties shall survive the purchase by the Subscriber of the Securities and still continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Securities. The Corporation and its directors, officers, employees shareholders, and legal counsel shall be entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement.

10.     Acceptance of Subscription. This subscription may be accepted in whole or in part by the Corporation at its sole discretion and the right is reserved to the Corporation at its sole discretion to allot to any subscriber less than the amount of Debentures subscribed for. Confirmation of acceptance or rejection of this subscription will be forwarded to the Subscriber promptly after the acceptance or rejection of the subscription by the Corporation.

11.     Costs. All costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Debentures to the Subscriber shall be borne by the Subscriber.

12.     Execution of Subscription Agreement. The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

13.     Conditional upon ExchangeAcceptance. Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Corporation receiving acceptance from the Exchange of the Offering and the transactions contemplated hereby.

14.     Collection of Personal Information. The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities (including the Ontario Securities Commission as referred to below), (b) the Corporation's registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Debentures as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)

the Corporation may deliver to certain Securities Regulators, including the Ontario Securities Commission, certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the amount of Debentures purchased by the Subscriber and the total purchase price paid for such Debentures, the prospectus exemption relied on by the Corporation and the date of distribution of the Debentures,

(b)	such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

(c)	such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(d)

the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario, M5H 3S8
Telephone: (416) 593-8086

15.     Consent. By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf the Subscriber is acting) acknowledges and expressly consents to:

(a)	the disclosure of Personal Information by the Corporation to the Exchange; and

(b)	the collection, use and disclosure of Personal Information by the Exchange, from time to time.

For the purposes of this Section 15, “Personal Information” means any information about the Subscriber, and includes information contained in Form 9, and “Form 9” means Exchange Form 9 entitled Notice of Private Placement.

16.     Governing Law. The contract arising out of this Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Subscription Agreement.

17.     Survival of Representations and Warranties. The covenants, representations and warranties contained herein shall survive the Closing.

18.     Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber, the Corporation and their respective heirs, executors, administrators, successors and assigns; provided however, that this Subscription Agreement may not be assigned by the Subscriber without the consent of the Corporation, in its discretion, other than the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner. The benefits and the obligations of this Subscription Agreement, insofar as they apply to the Subscriber, shall pass with any assignment or transfer of the Securities.

19.     Entire Agreement and Headings. Except as otherwise stated herein, this Subscription Agreement (including the Schedules hereto) constitutes the entire agreement between the Subscriber and the Corporation relating to the subject matter hereof and there are no representations, warranties, covenants, understandings or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

20.     Effective Date. This Subscription Agreement will be effective upon its acceptance by the Corporation.

21.     Currency. All references to currency in this Subscription Agreement refer to United States Dollars.

22.     Counterparts. The parties may sign this Subscription Agreement in any number of counterparts and may deliver this Subscription Agreement by facsimile, all of which, when taken together, will be deemed to be one and the same document.

23.     Time of Essence. Time shall be of the essence of this Subscription Agreement.

SCHEDULE “A”

ACCREDITED INVESTOR STATUS CERTIFICATE

The undersigned Subscriber hereby represents, warrants and certifies, as an integral part of the attached Subscription Agreement, that he, she or it is and at Closing will be, correctly and in all respects described by the category or categories set forth directly next to which the Subscriber has marked below.

[MARK BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES THE SUBSCRIBER]

[ ]	(1)	a Canadian financial institution, or a Schedule III bank.

[ ]	(2)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).

[ ]	(3)	a subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

[ ]	(4)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

[ ]	(5)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4).

[ ]	(6)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada.

[ ]	(7)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec.

[ ]	(8)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

[ ]	(9)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

[ ]	(10)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

[ ]	(11)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

[ ]	(12)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000.

[ ]	(13)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

[ ]	(14)	an investment fund that distributes or has distributed its securities only to

		(a) a person that is or was an accredited investor at the time of the distribution,

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(b)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106, or

(c)	a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106.

[ ]	(15)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt.

[ ]	(16)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

[ ]	(17)	a person acting on behalf of a fully managed account managed by that person, if that person

		(a)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

		(b)	in Ontario, is purchasing a security that is not a security of an investment fund.

[ ]	(18)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

[ ]	(19)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (9) in form and function.

[ ]	(20)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

[ ]	(21)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.

[ ]	(22)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

		(a)	an accredited investor, or

		(b)	an exempt purchaser in Alberta or British Columbia after NI 45-106 came into force.

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Note: The meaning of some of the terms used in this Accredited Investor Status Certificate follows the signature block below.

DATED , 2011

Signature of Subscriber

Name of Subscriber

Print name of signatory (if Subscriber is not an individual)

Title of signatory (if Subscriber is not an individual)

Defined Terms

For the purposes of this Accredited Investor Status Certificate, the following definitions are included for convenience:

(a)	“affiliate” means that an issuer is an affiliate of another issuer if:

	(i)	one of them is the subsidiary of the other, or

	(ii)	each of them is controlled by the same person.

(b)	“Canadian financial institution” means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

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	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

(e)	“eligibility advisor” means:

(i)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)

“EVCC” means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act, R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments;

(g)	“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(h)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(i)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes and EVCC and a VCC;

(j)	“mutual fund” means:

	(i)	for the purposes of British Columbia law,

(A)

an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security,

		(B)	an issuer described in an order that the commission may make under section 3.2 of the Securities Act (B.C.), and

		(C)	an issuer that is in a class of prescribed issuers,

but does not include an issuer, or a class of issuers, described in an order that the commission may make under section 3.1 of the Securities Act (B.C.);

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	(ii)	for the purposes of Alberta law,

(A)

an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or

		(B)	an issuer that is designated as a mutual fund under section 10 of the Securities Act (Alberta) or in accordance with the regulations thereunder,

but does not include an issuer, or class of issuers, that is designated under section 10 of the Securities Act (Alberta) not to be a mutual fund;

(iii)

for the purposes of Ontario law, an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

	(iv)	for the purposes of Quebec law, a company issuing shares which must, on request of the holder, redeem them at their net asset value;

(k)	“non-redeemable investment fund” means an issuer:

	(i)	whose primary purpose is to invest money provided by its security holders;

	(ii)	that does not invest,

		(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

		(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

	(iii)	that is not a mutual fund;

(l)	“person” includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(m)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(n)	“spouse” means an individual who:

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(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada) from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(o)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

(p)	“VCC” means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act, R.S.B.C. 1996 c. 429, whose business objective is making multiple investments.

SCHEDULE “B”

U.S. ACCREDITED INVESTOR CERTIFICATE

The Subscriber understands and agrees that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or applicable state securities laws, and the Securities are being offered and sold by the Corporation to the Subscriber in reliance upon the exemption from the provisions of Section 5 of the U.S. Securities Act provided in Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D under the U.S. Securities Act for non-public offerings. The Securities are being offered and sold within the United States only to “accredited investors” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (“Accredited Investors”). The Securities offered hereby are not transferable except in accordance with the restrictions described herein.

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Corporation (and acknowledges that the Corporation is relying thereon) that:

(a)

the Subscriber is purchasing the Securities either for its own account for investment purposes only or for the account of another Accredited Investor for which it is exercising sole investment discretion (a “Beneficial Purchaser”) for investment purposes only and not with a view to resale or distribution in violation of the U.S. Securities Act or any state securities laws, and, in particular, neither the Subscriber nor any Beneficial Purchaser has any agreement, understanding or intention to distribute either directly or indirectly any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities in accordance with applicable legal requirements and the conditions set forth in paragraph (c) hereof;

(b)

the Subscriber, and each Beneficial Purchaser for whom it is acting, if any, satisfies one or more of the categories of Accredited Investor indicated below (the Subscriber must write “SUB” for the Subscriber and “BP” for the Beneficial Purchaser, if any, on the appropriate line(s)):

_________ Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_________ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_________ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

_________ Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

_________ Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

_________ Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

_________ Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

_________ Category 8.	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

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_________ Category 9.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

_________ Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_________ Category 11.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

_________ Category 12.	Any director or executive officer of the Corporation; or

_________ Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds U.S.$1,000,000; or

_________ Category 14.	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_________ Category 15.	A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_________ Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(c)

the Subscriber understands that the Securities are restricted securities and agrees that if it decides to offer, sell or otherwise transfer the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

	(i)	the transfer is to the Corporation;

(ii)

the transfer is outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations of the jurisdiction(s) in which such sale is made;

(iii)

the transfer is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

(iv)

the Securities are transferred in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and the Subscriber has prior to such sale furnished to the Corporation an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Corporation;

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(d)

the Subscriber understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Securities, and all securities issued in exchange United or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) (1) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) WITH THE PRIOR CONSENT OF THE COMPANY, IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if any of the Securities are being sold under clause (B) above, at a time when the Corporation is a “foreign issuer” as defined in Rule 902 under the U.S. Securities Act, the legend set forth above may be removed by providing a declaration to the Corporation and its transfer agent in the form attached hereto as Appendix A (or as the Corporation may from time to time prescribe), and provided that the Corporation may at any time rescind this procedure for the removal of restrictive legends if it determines that this procedure no longer complies with applicable legal requirements or the requirements of its transfer agent; and

provided further, that if any of the Securities are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Corporation’s transfer agent of an opinion satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(e)

the Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(g)

the Subscriber understands and acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act, that the sale contemplated hereby is being made in reliance on an exemption from registration under the U.S. Securities Act for nonpublic offerings, and that the Corporation has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Securities in the United States;

(h)

the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Securities is the address listed as the “Subscriber’s Address” on the signature page of the Subscription Agreement and the Subscriber has not been formed for the specific purpose of acquiring the Securities;

B4 -

(i)

the Subscriber acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)

the Subscriber understands and agrees that there may be material tax consequences to the Subscriber and any Beneficial Purchaser of an acquisition, disposition or exercise of any of the Securities; the Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber or any Beneficial Purchaser under United States, state, local or foreign tax law of an acquisition , disposition or exercise of such Securities;

(k)

the Subscriber understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(l)

the Subscriber acknowledges that it and its representatives have had a reasonable opportunity to ask questions of and receive answers from management of the Corporation, or a person or persons acting on its behalf concerning the offering of the Securities, and all such questions have been answered to the full satisfaction of the Subscriber;

(m)

the Subscriber acknowledges that an investment in the Securities is speculative and that it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Securities and it is and any Beneficial Purchaser is able to bear the economic risk of loss of such investment;

(n)

the Subscriber acknowledges that the resale of the Securities acquired by the Subscriber are subject to certain resale restrictions under Canadian securities laws and stock exchange rules, and the Subscriber agrees to comply with such resale restrictions;

(o)

upon acceptance, this Subscription Agreement will constitute a legal, valid and binding contract enforceable against the Subscriber in accordance with its terms and will not violate or conflict with the terms of any restriction, agreement or undertaking made by it or to which it or its properties is or are subject, and the Subscriber is authorized and otherwise empowered to purchase and hold the Securities; and

(p)

in the case of a purchase by the Subscriber of the Securities acting as trustee or as agent for a beneficiary or principal, whether disclosed or undisclosed, the Subscriber is duly authorized to execute and deliver this Subscription Agreement on behalf of such beneficiary or principal.

B5 -

The capitalized terms not defined in this Schedule “C” shall have the meanings ascribed to them in the Subscription Agreement.

The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

Appendix A to

Schedule “B”, U.S. Accredited Investor Certificate

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:     Registrar and transfer agent for the common shares of LEXARIA CORP. (the “Corporation”):

The undersigned acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and certifies that: (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Exchange or any other designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated ________________________________, ________.

X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

SCHEDULE “C”
Instructions for Transmitting Funds to Lexaria Corp.

FACSIMILE TRANSMITTAL SHEET

TO:	FROM:
Sheila Condratow
PHONE NUMBER:	SENDER’S PHONE NUMBER:
(604)	(604) 665-7374
RE:	SENDERS FAX NUMBER:
WIRE INSTRUCTIONS	(604) 668-1450

GIVE THE REMITTING BANK THE FOLLOWING INSTRUCTIONS……

BENEFICIARY BANK:	BANK OF MONTREAL
595 BURRARD STREET

VANCOUVER, B. C., CANADA

TRANSIT AND ACCOUNT NO.:	00044633343

SWIFT BIC ADDRESS:	BOFMCAM2

TO SEND FUNDS FROM A U.S. BANK, IT MAY BE EASIER TO SEND THROUGH OUR U.S.SUBSIDIARY –

INTERMEDIARY BANK:	WACHOVIA BANK, NA

New York

Fed wire ABA 026005092

SWIFT CODE:	PNBPUS3NNYC

Bii -

SCHEDULE “D”

CONVERTIBLE DEBENTURE